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                                             Exhibit (15)




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549



     RE:  Ecolab Inc. Registration Statements on Form S-8
          (Registration Nos. 2-60010; 2-74944; 33-1664;
          33-41828; 2-90702; 33-18202; 33-55986; 33-56101
          33-26241; 33-34000; 33-56151; 33-39228; 33-56125
          33-55984; 33-60266; 33-65364; and 33-59431) and
          Ecolab Inc. Registration Statement on Form S-3
          (Registration No. 33-57197)

We are aware that our report dated April 18, 1996, on our reviews of interim financial information of Ecolab Inc. for the periods ended March 31, 1996 and 1995, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                              /s/Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.



Saint Paul, Minnesota
May 8, 1996